UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2025
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K filed by MSC Industrial Direct Co. Inc. (the “Company”), on July 28, 2025 (the “Original 8-K”) regarding the resignation of Kristen Actis-Grande as Executive Vice President and Chief Financial Officer of the Company and the appointment of Greg Clark as interim Chief Financial Officer of the Company. The Company is filing this Amendment No. 1 to disclose details of Mr. Clark’s compensation as interim Chief Financial Officer that were not determined at the time of filing the Original 8-K. The other disclosures in the Original 8-K remain the same and are not amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 19, 2025, the Compensation Committee of the Board of Directors of the Company approved the following changes to Mr. Clark’s compensation package in connection with his appointment as interim Chief Financial Officer of the Company: (i) effective August 10, 2025, an annual salary stipend of $110,000, prorated for Mr. Clark’s partial service as interim Chief Financial Officer during any partial period; and (ii) an annual bonus target percentage for the Company’s fiscal year 2026 of 50% of the cumulative sum of his base salary and annual stipend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	August 25, 2025	By:	/s/ NEAL DONGRE
		Name:	Neal Dongre
		Title:	Senior Vice President, General Counsel and Corporate Secretary
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